UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 11, 2009

(Date of earliest event reported)

SENSATA TECHNOLOGIES B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-1381272	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo The Netherlands	Not applicable
(Address of principal executive offices)	(Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2009, Sensata Technologies, Inc. (“STI”), a Delaware corporation and an indirect and wholly-owned subsidiary of Sensata Technologies B.V., entered into a Transition Production Agreement (the “TPA”) with EMS Engineered Materials Solutions, LLC (“EMS”), a Delaware limited liability company. Pursuant to the TPA, EMS will continue to manufacture and supply electrical contacts systems (the “Products”) to STI for a period of up to 270 days. STI and EMS will pay monthly to each other either a Loss Payment or a Profit Payment, respectively and as the case may be, in the amount of any profit or loss shown on the applicable profit and loss statement. In the event that any such monthly Loss Payment by STI would exceed $1,000,000, the parties agree to negotiate in good faith to determine the treatment of such loss in excess of $1,000,000. Simultaneous with the execution of the TPA, STI paid to EMS $1,875,000 as payment in full for certain tooling and equipment. STI has a right of first refusal, as set forth in the TPA, in the event that EMS receives a bona fide offer to purchase any of the assets of the business that makes the Products (“ECS Division”). In addition, during the term of the TPA, STI will be solely responsible for securing an adequate supply of silver for the ECS Division in order for EMS to fulfill its obligations under the TPA. During the term of the TPA, EMS shall not be required to maintain Net Working Capital, as defined in the TPA, for the ECS Division in excess of $2,000,000 and STI will pay to EMS any such amount by which Net Working Capital exceeds $2,000,000.

On May 11, 2009, and in furtherance of the TPA, STI entered into an Assignment Agreement (the “AA”) with Sovereign Precious Metals, LLC (“Sovereign”) and EMS. Pursuant to the Assignment Agreement, Sovereign agrees to assign all of its rights to such silver as may have been provided to EMS at such time, under consignment, in the event that Sovereign has sought payment as beneficiary of a $9.5 million letter of credit issued to Sovereign by the Bank of New York. The letter of credit was obtained by STI in furtherance of its obligation under the TPA to secure an adequate supply of silver to the ECS Division.

The foregoing descriptions of the TPA and the AA and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to those agreements. A copy of the TPA and the AA are attached hereto as Exhibits 10.1 and 10.2.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Transition Production Agreement, dated May 11, 2009 between Sensata Technologies, Inc. and Engineered Materials Solutions, LLC.

10.2	Assignment Agreement, dated May 11, 2009 between Sensata Technologies, Inc., Sovereign Precious Metals, LLC, and Engineered Materials Solutions, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.
(Registrant)

Date: May 15, 2009	By:	/s/ Jeffrey Cote
Jeffrey Cote
Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Production Agreement, dated May 11, 2009 between Sensata Technologies, Inc. and EMS Engineered Materials Solutions, LLC.

10.2	Assignment Agreement, dated May 11, 2009 between Sensata Technologies, Inc., Sovereign Precious Metals, LLC, and Engineered Materials Solutions, LLC.